Exhibit 10.1

Golub Capital BDC, Inc.

Shares of Common Stock, par value $0.001 per share

SECOND Amendment to the Equity Distribution Agreement

This Second Amendment, dated May 16, 2025 (this “Amendment”), is to that certain Equity Distribution Agreement, dated October 6, 2023 (as amended on December 6, 2024), by and among Golub Capital BDC, Inc., a Delaware corporation (the “Company”), GC Advisors LLC, a Delaware limited liability company (the “Adviser”), and Golub Capital LLC, a Delaware limited liability company (the “Administrator”), on the one hand, and Keefe, Bruyette & Woods, Inc. and Regions Securities LLC (each, a “Placement Agent” and collectively, the “Placement Agents”), on the other hand (the “Equity Distribution Agreement”).

WHEREAS, the Company, the Adviser, the Administrator and the Placement Agents desire to amend certain provisions of the Equity Distribution Agreement, including to increase the aggregate offering price of the Common Stock that the Company may issue and sell through the Placement Agents, each acting as agent and/or principal, from $250.0 million to $288,043,048.98 (which amount shall include all of the Shares previously sold pursuant to the Equity Distribution Agreement to date) and to make certain other changes to the Equity Distribution Agreement with effect on and after the date hereof.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1. Amendments to Section 1. The first sentence of the first paragraph of Section 1 of the Equity Distribution Agreement is amended and restated as follows:

Each of the Company, the Adviser and the Administrator agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Placement Agents, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $288,043,048.98 (the “Maximum Amount”).

The first two sentences of the second paragraph of Section 1 of the Equity Distribution Agreement are amended and restated as follows:

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission an “automatic shelf registration statement” on Form N-2 (File No. 333-286240), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company. Such registration statement became effective immediately upon its filing with the Commission on March 28, 2025.

2. Amendments to Section 5(a)(10). Section 5(a)(10) of the Equity Distribution Agreement is amended by deleting the first sentence.

3. Amendments to Section 5(a)(43). The last sentence of Section 5(a)(43) of the Equity Distribution Agreement is amended and restated as follows:

The Company qualified and maintained in effect its election to be treated as a RIC under Subchapter M of the Code for its three most recent taxable years for which its tax returns have been filed.

4. Consent to Amendment. Each of the Company, the Adviser, and the Administrator and the Placement Agents by the execution of this Amendment hereby consents to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

5. No Other Amendments. No other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all annexes and exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

6. Governing Law and Time. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company, the Adviser and the Administrator hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Adviser and the Administrator irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

7. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by each of you, this Agreement and such acceptance hereof shall constitute a binding agreement among each of you, the Company, the Adviser and the Administrator.

[Signature pages to follow]

Very truly yours,

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

GC ADVISORS LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

GOLUB CAPITAL LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

[Signature Page to Second Amendment to Equity Distribution Agreement]

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/Al Laufenberg
Name: Al Laufenberg
Title: Managing Director
REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

[Signature Page to Second Amendment to Equity Distribution Agreement]